UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

Financial Gravity Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34770	20-4057712
(Commission File Number)	(IRS Employer Identification No.)

800 N. Watters Rd., Suite 150, Allen, Texas 75013

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (469) 342-9100

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), & (c) Effective August 15, 2019, Financial Gravity Companies, Inc. (the “Company”) appointed Mr. Scott Winters, age 49, to serve as Chief Executive Officer and Co-Chairman of the Board for the Company.

Also, on August 15, 2019, Mr. John Pollock stepped down as CEO of the Company, to focus his energies on his continuing role as Executive Vice President of Sales. Mr. Pollock will continue to serve as Co-Chairman of the Board for the Company.

***

Prior to joining the Company, from 2016 to present, Mr. Winters has served as Owner of Presidential Wealth Management, an investment advisory and wealth management firm. From 2003 to 2017 Mr. Winters was CEO, Chairman of the Board and Co-Founder of Eqis Capital Management, also an investment advisory, and wealth management firm.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Gravity Companies, Inc.
(Registrant)

By:	/s/ Paul Williams
Name: Paul Williams Title: Vice Chairman/Chief Financial Officer

Date: August 20, 2019

3